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                                                                   EXHIBIT 10.42

                               OPTION AGREEMENT

     OPTION AGREEMENT, dated as of February 28, 1997, by and among G&L Realty Partnership, L.P., a Delaware limited partnership ("G&L"). GLN Capital Co., LLC, a ________________________ limited liability company and joint venture between an affiliate of G&L and Nomura Asset Capital Corporation ("G&L"), and PHP Healthcare Corporation, a Delaware corporation ("PHP").


                                   RECITALS
                                   --------

     A. G&L, GLN, and PHP are the sole members of GL/PHP, LLC, a Delaware limited liability company (the "Company"), formed pursuant to a Certificate of Formation, dated February ___, 1997, and governed by a Limited Liability Company Agreement between G&L and PHP, dated February 26, 1997, being entered into simultaneously herewith (the "LLC Agreement").

     B. G&L has assigned its membership interest in the Company to GLN as security for a loan by GLN to G&L.

     C. Simultaneously with the execution of this Option Agreement, PHP is making a six-month bridge loan in the amount of $16,000,000 to the Company (the "Bridge Loan"), evidenced by a promissory note and secured by a first deed of trust on all real property owned by the Company.

     D. G&L and GLN wish to grant to PHP an option to acquire G&L's, GLN's and/or their affiliate's membership interests in the Company on the terms set forth herein.

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                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in order to induce PHP to enter into the LLC Agreement and make the Bridge Loan and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Option. G&L and GLN hereby grant to PHP an irrevocable option (the
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"Option") to purchase, on the terms and subject to the conditions herein, all membership interests in the Company owned by G&L, GLN, and/or any of their affiliates (the "Membership Interests").

     2.   Exercise. PHP may exercise the Option by written notice to G&L and GLN
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(the "Exercise Notice") at any time on or before May 31, 1997, after which date, the Option shall be null and void.


     3.   Purchase Price. If PHP exercises the Option, the purchase price to be
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paid by PHP for the Membership Interests shall be equal to the sum of (x) 109%
of the aggregate amount of cash previously contributed to the Company in respect of the Membership Interests, plus (y) reasonable out of pocket expenses incurred by G&L and GLN in connection with the Company's activities, less (z) amounts actually distributed to G&L and/or GLN with respect to such Membership Interests.

     4.   Closing. Closing of the purchase by PHP of the Membership Interests
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shall take place at the place, date and time designated in the Exercise Notice but not later than June 30, 1997 (subject to reasonable extension if necessary to obtain governmental approvals). It is a condition to the purchase that PHP shall have obtained a Federal Trade Commission staff interpretation to the effect that G&L's acquisition and sale (viewed as a single transaction) of its Membership Interest does not result in violation of the filing requirements of the Hart Scott Rodino Antitrust

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Improvement Act (or, in the alternative, make a filing under such Act), and PHP shall indemnify and save harmless G&L and GLN from and against any and all loss, cost or liability arising from the absence of a Hart Scott Rodino filing.

     5.   Adjustments. (a) In the event the Option is not exercised before its
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expiration and the Bridge Loan is refinanced on or before August 28, 1997, G&L
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will pay PHP an amount calculated as follows: 3% per annum from February 28,
1997 to the date of such refinancing on $3,542,000.

          (b) After the closing costs associated with the Company's acquisition, leasing and financing of the Company's properties is known, (i) such costs shall be allocated among the six properties in proportion to the price referred to in paragraph 13 of the leases between the Company and PHP, (ii) such allocated costs shall be added to the price referred to in such paragraph 13, (iii) the initial fixed annual rent under such lease shall be increased by 11.5% of such allocated amount, and (iv) the aggregate amount of the second mortgage indebtedness of the Company to PHP shall be (x) increased by the excess of such closing costs over $400,000, or (y) decreased by the excess of $400,000 over such closing costs, and the notes and mortgages representing such indebtedness modified accordingly.

     6.   Miscellaneous. The parties will cooperate and use their best efforts
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to obtain any consents required to be obtained in order to consummate the purchase of the Membership Interests by PHP. Any notices required hereunder shall be provided in the manner set forth in Section 19 of the LLC Agreement. This Agreement (i) shall be governed by Delaware law, (ii) may not be amended or modified except by a written instrument signed by each of the parties hereto,
(iii) may

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not be assigned (except that PHP may assign its rights to its affiliates), (iv)
is binding on and inures to the benefit of the successors and permitted assigns of the parties, (v) may be executed in two or more counterparts each of which shall constitute an original and all of which shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Option Agreement to be duly executed on its behalf as of the date first written above.

                                       G&L REALTY PARTNERSHIP, L.P.

                                       By: G&L Realty Corp., its General Partner

                                             By: /s/ Gary Grabel
                                                ------------------------
                                                Name: Gary Grabel
                                                Title: Senior Vice President

                                       PHP HEALTHCARE CORPORATION

                                       By: /s/ Anthony M. Picini
                                           -----------------------------
                                           Name: Anthony M. Picini
                                           Title: Chief Financial Officer

                                       GLN Capital Co., LLC

                                       By: /s/ Quentin Thompson
                                           -----------------------------
                                           Name: Quentin Thompson
                                           Title: Treasurer

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